UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 12, 2008

                 The South Financial Group, Inc.

(Exact name of registrant as specified in its charter)

South Carolina	0-15083	57-0824914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

102 South Main Street, Greenville, South Carolina	29601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (864) 255-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

MPIP / LTIP Determinations

On March 12, 2008, the Compensation Committee (the “Committee”) of The South Financial Group, Inc. (“TSFG”) approved the criteria pursuant to which payments will be paid for fiscal 2008 to the Company’s executive officers, including the Chief Executive Officer, the Chief Financial Officer and the next three most highly compensated executive officers, under TSFG’s Management Performance Incentive Plan (the short-term bonus plan referred to as the “MPIP”) and TSFG’s Long Term Incentive Plan (the “LTIP”) for the 2008 – 2010 cycle.

The primary Company performance criteria established by the Committee for the MPIP is operating earnings per share. Other factors will be considered by the Committee in evaluating TSFG’s overall performance, including, for example, TSFG’s performance trends and the performance of the banking industry in general. The resulting TSFG performance evaluation will provide the sole basis for establishing the bonus for the Chief Executive Officer. Evaluation of the Chief Financial Officer and the next three most highly compensated executives is based partly on the foregoing Company performance evaluation, and partly on individual and departmental goals.

The 2008 – 2010 LTIP was structured to have three components: (1) one component (representing 25% of the shares) is restricted shares vesting over the 3 year period from 2008 – 2010, (2) a second component (representing 50% of the shares)  is stock options vesting over 3 year period from 2008 – 2010 and (3) the third component (representing 25% of the shares) is performance-based restricted shares vesting based on cash return on tangible equity in 2010 (excluding certain non-core items). However, there is an “interim” opportunity to earn one-half of the performance-based restricted shares if the same cash return on tangible equity metric in the 2nd quarter of 2009 exceeds a certain hurdle.

Retirement of Directors

On March 13, 2008, Charles B. Schooler and C. Claymon Grimes indicated their intention to retire and become Directors Emeritus at the 2008 Annual Meeting of Shareholders. Also, Samuel H. Vickers will retire at the 2008 Annual Meeting of Shareholders in accordance with existing Bylaw provisions requiring directors to retire at the next Annual Meeting following their 72nd birthday. Mr. Vickers will also become a Director Emeritus. The Company is grateful for their many years of dedicated service.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SOUTH FINANCIAL GROUP, INC.

March 14, 2008	By:	/s/ William P. Crawford, Jr. William P. Crawford, Jr. Executive Vice President and General Counsel

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